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                                                                     EXHIBIT 5.1


                    [LETTERHEAD OF DECHERT PRICE & RHOADS]

                                     December 19, 1997



Delco Remy International, Inc.
2902 Enterprise Drive
Anderson, IN 46013

          Re:  Form S-4 Registration Statement
               Registration No. 333-39243
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Gentlemen and Ladies:

          We have acted as counsel to Delco Remy International, Inc., a Delaware corporation (the "Company"), Delco Remy America, Inc., a Delaware corporation ("DRA"), Reman Holdings, Inc., a Delaware corporation ("Reman"), Remy International, Inc., a Delaware corporation ("Remy"), Marine Drive Systems, Inc., a New Jersey corporation ("Marine Drive" and collectively with DRA, Reman, and Remy, the "Relevant Subsidiaries"), The A&B Group, Inc., a Mississippi corporation, A&B Enterprises, Inc., a Mississippi corporation, Dalex, Inc. a Mississippi corporation, A&B Cores, Inc., a Mississippi corporation, MCA, Inc. of Mississippi, a Mississippi corporation, R&L Tool Company, Inc., a Mississippi corporation, Nabco, Inc. a Michigan corporation, Power Investments, Inc., an Indiana corporation, Franklin Power Products, Inc., an Indiana corporation, International Fuel Systems, Inc., an Indiana corporation, Marine Corporation of America, Inc., an Indiana corporation, Powrbilt Products, Inc., a Texas
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corporation, and World Wide Automotive, Inc., a Virginia corporation (such companies collectively with the Relevant Subsidiaries, the "Guarantors") in connection with the preparation and filing of the Registration Statement on Form S-4 (Registration No. 333-39243), originally filed on October 31, 1997, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, as subsequently amended by an amendment to be filed today (the "Registration Statement"), relating to the proposed issuance of an aggregate of up to $140,000,000 principal amount of 105/8% Senior Subordinated Notes Due 2006 (the "Exchange Notes") of the Company and guaranteed by the Guarantors (the "Exchange Guaranties"). The Exchange Notes are to be issued in exchange for an equal aggregate principal amount of Company's outstanding 105/8% Senior Subordinated Notes due 2006 (the "Existing Notes") and the Guarantors' guaranties thereof pursuant to the Registration Agreement among the Company, the Guarantors, Salomon Brothers Inc and Smith Barney Inc. The Exchange Notes are to be issued pursuant to the terms of an Indenture filed as Exhibit 4.1 to the Registration Statement (the "Indenture"), among the Company, the Guarantors and National City Bank.

          We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry which we have deemed advisable for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies. Based on the foregoing, it is our opinion that:

          1. The Exchange Notes have been duly authorized by the Company, and when the Registration Statement has been declared effective, when the Exchange Notes have been duly executed, authenticated and delivered in accordance with the terms of the Indenture, and issued and delivered against exchange of the Existing Notes in accordance with the terms set forth in the prospectus included in the Registration Statement, the Exchange Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting creditors' rights or debtors' obligations and to general principles of equity.

          2. Each Exchange Guaranty issued by a Relevant Subsidiary has been duly authorized by the respective Relevant Subsidiary and when the Registration Statement has been declared effective, when the Exchange Notes have been duly executed, authenticated and delivered in accordance with the terms of the Indenture and when the Senior Notes have been issued and delivered against the exchange of the Existing Notes in accordance with the terms set forth in the prospectus included in the Registration Statement, the Exchange Guaranties will constitute the legal, valid and binding obligation of each Relevant Subsidiary, enforceable against each Relevant Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting creditors' rights or debtors' obligations and to general principles of equity.
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          The opinion expressed herein is rendered for your benefit in connection with the transaction contemplated herein. The opinion expressed herein may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein, under the caption "Legal Matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,

                                    /s/ Dechert Price & Rhoads